UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2009

ReSearch Pharmaceutical Services, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-52981	20-4322769
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 540-0700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 10, 2009, in connection with the consummation of the purchase of the issued and outstanding shares of Paramax International Inc., a British Virgin Islands-based company operating a clinical research organization subsidiary (Paramax International (Beijing) Inc.) in Beijing and Shanghai, China (“Paramax”), ReSearch Pharmaceutical Services, Inc. (“RPS”) issued 530,973 shares of RPS common stock, par value $0.0001 (the “Shares”) to ReSearch Pharmaceutical Services Netherlands B.V. (“RPS Dutch BV”), a wholly-owned Netherlands-based subsidiary of RPS, upon payment of aggregate consideration of $1,061,946. The Shares were issued in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the consummation of the acquisition of Paramax, RPS Dutch BV transferred 530,973 Shares to the shareholder of Paramax in consideration for all of the issued and outstanding shares of Paramax. The Shares were transferred to the shareholder of Paramax in reliance upon exemptions from registration for transactions which constitute “offshore transactions” as defined in Regulation S under the Securities Act.

Entry into a material definitive agreement to acquire Paramax was announced in a Form 8-K filed by RPS on March 30, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2009	ReSearch Pharmaceutical Services, Inc.

	By:	/s/ Daniel Perlman

Daniel Perlman Chief Executive Officer and Chairman